                                                                      EXHIBIT 12

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                                         1997
                                                                                         ------------------------------------
                                                                                                                   Pro Forma,
                                                                                                                       As
                                                                                                                       --
                                           1993       1994        1995        1996       Actual     Pro Forma       Adjusted
                                           ----       ----        ----        ----       ------     ---------       --------
Loss before income taxes                  $(2,159)   $(5,342)   $(53,160)   $(55,256)   $(46,078)   $(192,116)      $(233,087)
Equity in loss of affiliate                               35         204         807
Interest expense                              311        731       1,964       5,025       5,362       80,618         121,589
Interest portion of rental expense            136        230         692       1,200       1,359        2,783           2,783
                                          -------    -------    --------    --------    --------    ---------       ---------

Earnings/(loss)                           $(1,712)   $(4,346)   $(50,300)   $(48,224)   $(39,357)   $(108,715)      $(108,715)
                                          =======    =======    ========    ========    ========    =========       =========

Interest expense                              311        731       1,964       5,025       5,362       80,618         121,589
Interest portion of rental expense            136        230         692       1,200       1,359        2,783           2,783
                                          -------    -------    --------    --------    --------    ---------       ---------

Fixed charges                             $   447    $   961    $  2,656    $  6,225    $  6,721    $  83,401       $ 124,372
                                          =======    =======    ========    ========    ========    =========       =========
Ratio of earnings to fixed charges              -          -           -           -           -            -               -
                                          -------    -------    --------    --------    --------    ---------       ---------

Deficiency of earnings to cover
 fixed charges                            $ 2,159    $ 5,307    $ 52,956    $ 54,449    $ 46,078    $ 192,116       $ 233,087
                                          =======    =======    ========    ========    ========    =========       =========
                                                   Nine Months Ended September 30,
                                         --------------------------------------------------
                                                                                Pro Forma,
                                                                                   As
                                                                                   --
                                           1997        1998      Pro Forma       Adjusted
                                           ----        ----      ---------       --------
Loss before income taxes                 $(31,741)  $(130,006)   $(181,918)       $(212,646)
Equity in loss of affiliate
Interest expense                             4162      38,193       64,285           95,013
Interest portion of rental expense          1,016       1,828        2,574            2,574
                                         --------   ---------    ---------        ---------

Earnings/(loss)                          $(26,563)  $ (89,985)   $(115,059)       $(115,059)
                                         ========   =========    =========        =========

Interest expense                            4,162      38,193       64,285           95,013
Interest portion of rental expense          1,016       1,828        2,574            2,574
                                         --------   ---------    ---------        ---------

Fixed charges                            $  5,178   $  40,021    $  66,859        $  97,587
                                         ========   =========    =========        =========
Ratio of earnings to fixed charges              -           -            -                -
                                         --------   ---------    ---------        ---------

Deficiency of earnings to cover
 fixed charges                           $ 31,741   $ 130,006    $ 181,918        $ 212,646
                                         ========   =========    =========        =========
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